Law Department
The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103

Nadine Rosin
Assistant Vice President
& Senior Counsel
Phone: 860-466-2832
Nadine.Rosin@LFG.com

VIA EDGAR

December 11, 2023

U.S. Securities and Exchange Commission
100 F Street, N. E.
Washington, DC 20549-0506

Re: Opinion of Counsel
Registration Statement on Form S-3
      Lincoln Level Advantage® B Share variable and index-linked annuity
      Lincoln Level Advantage® B Class variable and index-linked annuity
      Lincoln Level Advantage® Access variable and index-linked annuity
      Lincoln Level Advantage® Advisory variable and index-linked annuity
      Lincoln Level Advantage® Advisory Class variable and index-linked annuity
      Lincoln Level Advantage® Design Advisory variable and index-linked annuity
      Lincoln Level Advantage® Design B Share variable and index-linked annuity
      Lincoln Level Advantage® Select B Share variable and index-linked annuity
      File No.: 333-273746

Dear Sir or Madam:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.  In my opinion:

1.	The Lincoln National Life Insurance Company (the “Company”) is duly organized and existing under the laws of the State of Indiana Department of Insurance.

2.
The contracts covered by the above registration statement, and all pre-effective amendments relating thereto, when delivered an when the first purchase payment made by an owner all in accordance with the prospectus included in the registration statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms.  Owners of the contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the contract and as referred to in the applicable prospectus.

I consent to the filing of this Opinion as an exhibit to the registration statement on Form S-3.

Sincerely,

/s/Nadine Rosin

Nadine Rosin
Assistant Vice President, Legal